Exhibit 99.1

ORCHID ISLAND CAPITAL ANNOUNCES

JANUARY 2026 MONTHLY DIVIDEND AND

FOURTH QUARTER 2025 RESULTS ANNOUNCEMENT DATES

●	January 2026 Monthly Dividend of $0.12 Per Share of Common Stock
●	Estimated Fourth Quarter 2025 Results and MBS Portfolio Characteristics as of December 31, 2025 to be Released January 14, 2026
●	Year End and Fourth Quarter 2025 Results to be Released January 29, 2026

Vero Beach, Fla., January 7, 2026 - Orchid Island Capital, Inc. (the “Company”) (NYSE: ORC) announced today that the Board of Directors of the Company declared a monthly cash dividend for the month of January 2026. The dividend of $0.12 per share will be paid February 26, 2026, to holders of record of the Company’s common stock on January 30, 2026, with an ex-dividend date of January 30, 2026. The Company plans on announcing its next common stock dividend on February 11, 2026.

The Company intends to make regular monthly cash distributions to its holders of common stock. In order to qualify as a real estate investment trust (“REIT”), the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that a certain percentage of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

The estimated results for the fourth quarter of 2025, consisting of estimated book value per share, estimated GAAP net income per share (including estimated net realized and unrealized gains on RMBS and derivative instruments per share), and estimated total return on equity will be released following the close of trading on the New York Stock Exchange on Wednesday, January 14, 2026.  The Company also will release details of the RMBS portfolio as of December 31, 2025 in the January 14, 2026 announcement. These figures will be preliminary and subject to change and, with respect to figures that will appear in the Company’s financial statements and associated footnotes as of and for the year and quarter ended December 31, 2025, are subject to audit by the Company’s independent registered public accounting firm.

The Company will release results for the year end and fourth quarter of 2025 following the close of trading on the New York Stock Exchange on Thursday, January 29, 2026.  An earnings conference call and live audio webcast will be hosted Friday, January 30, 2026, at 10:00 AM ET.  Participants can register and receive dial-in information at https://register-conf.media-server.com/register/BIe7ac54790ec24b0086407642d1752926.  A live audio webcast of the conference call can be accessed at https://edge.media-server.com/mmc/p/2yopaqhb or via the investor relations section of the Company's website at https://ir.orchidislandcapital.com. An audio archive of the webcast will be available for 30 days after the call.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass-through certificates and collateralized mortgage obligations issued by Fannie Mae, Freddie Mac or Ginnie Mae, and (ii) structured Agency RMBS. The Company is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements include, but are not limited to, statements about the Company’s distributions and announcements of results as of and for the year and quarter ended December 31, 2025. These forward-looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Contact:

Orchid Island Capital, Inc.

Robert E. Cauley

3305 Flamingo Drive,

Vero Beach, Florida 32963